UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 23, 2009

Walter Investment Management Corp.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	6789 (Primary Standard Industrial Classification Code Number)	13-3950486 (I.R.S. Employer Identification No.)

4211 West Boy Scout Boulevard, 4th Floor
Tampa, FL 33607-5724
(813) 871-4811
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
(Former Name or Former Address, if Changed from Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
     This Form 8-K/A amends the Current Report on Form 8-K of Walter Investment Management Corp. (“Walter Investment”) filed on April 23, 2009, in order to clarify a portion of the disclosure under Item 4.01 regarding Walter Investment’s change in certifying accountant. As previously disclosed, on April 17, 2009, Walter Industries, Inc. (“Walter Industries”), Walter Investment Management LLC, a wholly-owned subsidiary of Walter Industries (“Spinco”), JWH Holding Company, LLC, a wholly-owned subsidiary of Walter Industries (“JWHHC”), and Hanover Capital Mortgage Holdings, Inc. (“Hanover”) (collectively, the “Parties”), completed the transactions contemplated by the Second Amended and Restated Agreement and Plan of Merger dated as of February 6, 2009, by and among the Parties (as amended on February 17, 2009, the “Merger Agreement”). Pursuant to the Merger Agreement, following the transfer of the mortgage financing and certain related businesses of Walter Industries from JWHHC to Spinco, Spinco merged into Hanover, with Hanover being the surviving corporation (the “Merger”). Following the Merger, Hanover changed its name to Walter Investment Management Corp.
Item 4.01 Changes in Registrant’s Certifying Accountant.
     The Merger was treated as a reverse acquisition for accounting purposes and, as such, the historical financial statements of JWHHC will become the historical financial statements of Walter Investment. Grant Thornton LLP was the independent registered public accounting firm that audited Hanover’s financial statements for the years ended December 31, 2008, 2007 and 2006. On April 15, 2009, the audit committee of the board of directors of Hanover recommended, and the board of directors of Hanover approved, the retention of Grant Thornton LLP as its independent registered public accounting firm for the purpose of Grant Thornton LLP completing its review of the company’s Form 10-Q for the quarterly period ended March 31, 2009, which will contain only the financial results of Hanover since the quarterly period ended prior to the completion of the reverse acquisition. The audit committee of Walter Investment is not expected to modify the decision made by the Hanover board to retain Grant Thornton LLP for the purpose of Grant Thornton LLP completing its review of the company’s Form 10-Q for the quarterly period ended March 31, 2009. Walter Investment will file a current report on Form 8-K making the appropriate disclosures in respect of its engagement of a new independent accounting firm on a going-forward basis.
     Grant Thornton LLP’s reports on Hanover’s financial statements for the most recent two years ended December 31, 2008 and 2007 did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to audit scope or accounting principles, but did contain an explanatory paragraph relating to a substantial doubt about Hanover’s ability to continue as a going concern. In addition, during Hanover’s two most recent year ends and through the date of this report, there were no disagreements with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Grant Thornton LLP, would have caused it to make reference to the subject matter of the disagreements(s) in connection with its report.
     Walter Investment has provided Grant Thornton LLP with a copy of the foregoing disclosures and requested that Grant Thornton LLP furnish a letter addressed to the United States Securities and Exchange Commission stating whether it agreed with the above statements made by Walter Investment. A copy of such letter, dated May 1, 2009, is filed as Exhibit 16.1 to this Form 8-K, and incorporated herein by reference.
Item 9.01 Exhibits
(d) Exhibits

Exhibit No.	Description

16.1	Letter of Grant Thornton LLP

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
WALTER INVESTMENT MANAGEMENT CORP.

Date: May 1, 2009	By:	/s/ Stuart Boyd
Stuart Boyd, Vice President,
General Counsel and Secretary